Exhibit 10.28

FIRST AMENDMENT TO

A. T. MASSEY COAL COMPANY, INC.

EXECUTIVE RETIREMENT PLAN TRUST

WHEREAS, A. T. Massey Coal Company, Inc., as the Company which is the grantor of the A. T. Massey Coal Company, Inc. Executive Retirement Plan Trust established effective April 1, 1999 (the “Trust”), and Wachovia Bank, N.A., as the Trustee of the Trust, hereby amend the Trust , effective January 1, 2009.

WHEREAS, pursuant to Article XII, section 12.01.00 of the Trust, the Company and the Trustee desire to amend the Trust to comply with final regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended.

WHEREAS, the Company hereby warrants and represents that is has not experienced a Change in Control under Article XII, section 12.04.00 of the Trust.

NOW THEREFORE, the Agreement is amended as follows:

1. The following new Section 1.09.00 is added to the Trust:

1.09.00 Notwithstanding any other provision of this Trust, during any “restricted period” within the meaning of Section 409A(b)(3)(B) of the Code with respect to any defined benefit plan of the Company or any member of a controlled group that includes the Company, no additional deposits may be made to the Trust, the Trustee may not compel additional deposits to the Trust and no other assets may be set aside or reserved for purposes of meeting the Company’s obligations under the Plans if any of such Plans provide benefits to any “covered employees” within the meaning of Section 409A(b)(3)(D) of the Code. The restricted period means (i) any period in which the defined benefit plan is in at-risk status under Section 430(i) of the Code, (ii) any period in which the plan sponsor of the defined benefit plan is a debtor in bankruptcy under title 11 of United States Code, or similar Federal or State law or (iii) the 12-month period beginning six months before the termination date of the defined benefit plan if, as of the termination date, plan assets are not sufficient to pay plan liabilities.

2. The following new Section 1.10.00 is added to the Trust:

1.10.00 Notwithstanding any other provision of this Trust, assets in the Trust shall not be restricted to the provision of benefits under the Plan(s) in connection with a change in the Company’s financial health in any manner which would cause there to be a transfer of property under Section 83 of the Code by reason of Section 409A(b)(2) of the Code.

3. The following new Section 5.05.00 is added to the Trust:

5.05.00 Neither the Trust nor its assets shall be located or transferred outside the United States (within the meaning of Section 409A(b)(1) of the Code).

4. Exhibit I to the Trust, captioned Plans Funded Through the Trust, is amend to read in the form attached hereto.

As evidence of its adoption of this Amendment to the Trust, the Company and the Trustee have caused this document to be executed by their duly authorized officers as of the 23rd day of December, 2008.

A.T. MASSEY COAL COMPANY, INC.

By:	/s/ John M. Poma
Date:	December 23, 2008

WACHOVIA BANK, N.A., Trustee

By:	/s/ Tracy C. Hartsell, Vice President
Date:	December 23, 2008

A. T. Massey Coal Company, Inc.

Executive Retirement Plan Trust

Effective April 1, 1999

EXHIBIT I

PLANS FUNDED THROUGH THE TRUST

As of January 1, 2009

A. T. Massey Coal Company, Inc. Executive Deferred Compensation Plan, as restated effective January 1, 2009.

A. T. Massey Coal Company, Inc. Supplemental Benefit Plan, as restated effective January 1, 2009.